                                                                     Exhibit 5.1

HERBERT M. JONES                                   JONES [GRAPHIC OMITTED] VARGAS
MELVIN D. CLOSE, JR.PHILIP M. BALLIF                      ATTORNEYS AT LAW
JOSEPH W. BROWN     RENEE R. REUTHER                 3773 HOWARD HUGHES PARKWAY
ALBERT F. PAGNI     MICHAEL P. LINDELL                   THIRD FLOOR SOUTH                   CLIFFORD A. JONES (1912 - 2001)
JOHN P. SANDE, III  MICHAEL G. ALONSO                 LAS VEGAS, NEVADA 89109                 GEORGE L. VARGAS (1909 - 1985)
WILLIAM J. RAGGIO   BRIAN P. CLARK             TEL (702) 862-3300 FAX (702) 734-2722          JOHN C. BARTLETT (1910 - 1982)
BOB MILLER          ANN MORGAN                                                                LOUIS MEAD DIXON (1919 - 1993)
GARY R. GOODHEART   R. DOUGLAS KURDZIEL                 WWW.JONESVARGAS.COM                 GARY T. FOREMASTER (1953 - 1998)
MICHAEL E. BUCKLEY  DIANA L. SULLIVAN
DOUGLAS G. CROSBY   KRIS T. BALLARD
RICHARD F. JOST     CRAIG H. NORVILLE                                                                             OF COUNSEL
JANET L. CHUBB      WILLIAM C. DAVIS, JR.                                                                    CLARK V. VELLIS
DOUGLAS M. COHEN    KARL L. NIELSON                                                                        WILLIAM J. SILBEY
KIRK B. LENHARD     DAWN R. HINMAN
KEVIN R. STOLWORTHY SANDRA D. TURNER
STEPHEN M. RICE     PATRICK A. ROSE
ANTHONY C. GORDON   PATRICK J. SHEEHAN                                                                       BRIAN J. MATTER
JODI R. GOODHEART   GREGORY A. BROWER                                                                     EXECUTIVE DIRECTOR
PAUL A. LEMCKE      ROBERT C. ANDERSON

DAVID A. CARROLL    TONY F. SANCHEZ III                                                                       PETE ERNAUT***
ANDI S. CHANG       KRISANNE M.                                                                            MANAGING DIRECTOR
JOHN P. DESMOND     SCHLACHTER*                                                                           GOVERNMENT AFFAIRS
TROY C. FUHRIMAN    SCOTT M. SCHOENWALD                                                                    AND PUBLIC POLICY
EDWARD M. GARCIA    BRETT J. SCOLARI
ELIZABETH M. GHANEM STEVEN G. SHEVORSKI
RORY A. GOODE       STEPHEN M. SULLIVAN
RYAN W. HERRICK     ERIC W. SWANIS
JENNIFER SLOAN      TIFFANY J. SWANIS
HILSABECK           BRADLEY R. TATOM
BRIAN R. IRVINE     AMY N. TIRRE
TAMARA BEATTY       NICOLE MOSCHETTI
PETERSON            VANCE**
MOLLY MALONE REZAC  GORDON H. WARREN


                                                          January 9, 2003

JAG Media Holdings, Inc.
6865 SW 18th Street, Suite B13
Boca Raton, FL  33433

   Re: JAG Media Holdings, Inc. - Registration Statement on Form SB-2 in respect of 1,136,364 Shares of Class A Common Stock, par value $0.00001 per share

Ladies and Gentlemen:

         We have acted as special Nevada counsel to JAG Media Holdings, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale of up to 1,136,364 shares (the "Shares") of the Company's Class A Common Stock, par value $0.00001 per share, which may be offered for sale from time to time by Bay Point Investment Partners LLC (the "Selling Stockholder"), pursuant to a Subscription Agreement between the Company and the Selling Stockholder effective as of December 10, 2002 (the "Subscription Agreement").

         In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares and the Subscription Agreement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.


                                                              RENO OFFICE

100 WEST LIBERTY STREET, 12TH FLOOR         RENO, NEVADA 89504         TELEPHONE (775) 786-5000         TELECOPIER (775) 786-1177)
                                            *LICENSED IN GEORGIA AND DISTRICT OF COLUMBIA ONLY
                                                    **LICENSED IN CALIFORNIA ONLY
                                  ***PETE ERNAUT IS AN EXECUTIVE EMPLOYEE NOT LICENSED TO PRACTICE LAW

JAG Media Holdings, Inc.
January 9, 2003
Page 2

         Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

                                                              Very truly yours,


                                                              Jones Vargas